Exhibit 3.149(c)

AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
ENCANTO SENIOR CARE, LLC

Encanto Senior Care, LLC hereby amends and restates its Articles of Organization, which were originally filed on June 23, 2004, as follows:

1.           The name of the limited liability company (the “Company”) is:

“Encanto Senior Care, LLC

2.           The address of the registered offices of the Company in Maricopa County, Arizona is 16601 North 40th Street, Suite 110, Phoenix, Arizona 85014.

3.           The name and business address of the Company’s agent for service of process in the State of Arizona are:

CT Corporation System
2394 E. Camelback Road
Phoenix, AZ 85016

4.           The duration of the Company shall continue until the first to occur of: (a) the dissolution of the Company as provided in Article IX of its Operating Agreement, or (b) December 31, 2065.

5.           Management of the Company is reserved to the Members. The name and business address of each Member are:

The DMG Family LLC
439 N. Bedford Drive
Beverly Hills, CA 90210

The Lebowitz Family LLC
439 N. Bedford Drive
Beverly Hills, CA 90210

S&R Encanto Palms, LLC
16601 N. 40th Street, Suite 110
Phoenix, AX 85032

Encanto Senior Care, LLC	AMENDED AND RESTATED
ARTICLES OF ORGANIZATION

DATED: August 12, 2009	THE DMG Family LLC, a Delaware limited liability company

	By:	/s/ Steven D. Lebowitz
Steven D. Lebowitz
Its: Manager

DATED: August 12, 2009	The Lebowitz Family LLC, a Delaware limited liability company

	By:	/s/ Daniel M. Gottlieb
Daniel M. Gottlieb
Its: Manager

DATED: August 12, 2009	S&R Encanto Palms, LLC, an Arizona limited liability company

	By:	/s/ Colleen Sweet
Colleen Sweet
Its: Manager

ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT

The undersigned, having been designated to act as Statutory Agent of Ridgecrest Senior Care, LLC, hereby consents to act in that capacity until removed or its resignation is submitted in accordance with the Arizona Revised Statutes.

DATED: August 14, 2009	CT CORPORATION SYSTEM a Delaware corporation

	By:	/s/ Virginia G. Flock
		Print Name:	Virginia G. Flock
		Its:	Special Assistant Secretary

Encanto Senior Care, LLC	AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
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